Exhibit 3.1

DOC ID ----> 202329302902

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
10/20/2023	202329302902	Converting Out To Unlicensed Foreign Corp (VXF)	99.00	300.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

NATIONAL SERVICE INFORMATION, INC.
145 BAKER STREET
MARION, OH 43302

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Frank LaRose

281540

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

SUNLINK HEALTH SYSTEMS, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
Converting Out To Unlicensed Foreign Corp	**202329302902**
Effective Date: 10/23/2023	

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 20th day of October, A.D. 2023.

Ohio Secretary of State

DOC ID ----> 202329302902

Form 700 Prescribed by:

Frank LaRose
Ohio Secretary of State

Telphone: 877.767.3453
OhioSoS.gov | business@OhioSoS.gov
File online or for more information: OhioBusinessCentral.gov

Certificate for Conversion for Entities Converting Within or Off the Records of the Ohio Secretary of State

Filing Fee: $99

Form Must Be Typed

(CHECK ONLY ONE (1) BOX)

(1) ☐ **Converting Within The Records of the Ohio Secretary of State**

(2) ☒ **Converting Off The Records of the Ohio Secretary of State** (187-VXX)

Name of the converting entity	SUNLINK HEALTH SYSTEMS, INC.
Jurisdiction of Formation	OHIO
Charter/Registration Number	281540

The converting entity is a:
(Check Only (1) One Box)

- ☐ Domestic Nonprofit Corporation
- ☒ Domestic For-Profit Corporation
- ☐ Domestic Professional Association
- ☐ Foreign Nonprofit Corporation
- ☐ Foreign For-Profit Corporation
- ☐ Domestic Limited Liability Company
- ☐ Partnership
- ☐ Domestic Limited Partnership
- ☐ Foreign Limited Partnership
- ☐ Domestic Limited Liability Partnership
- ☐ Foreign Limited Liability Partnership
- ☐ Foreign Limited Liability Company

The converting entity hereby states that it has complied with all laws in the jurisdiction under which it exists and that those laws permit the conversion.

Form 700 Page 1 of 3 Last Revised: 01/2022

DOC ID ----> 202329302902

Name of the converted entity	SunLink Health Systems, Inc.
Jurisdiction of Formation	GA

The converted entity is a:
(Check Only (1) One Box)

- ☐ Domestic For-Profit Corporation
- ☐ Domestic Professional Association
- ☐ Foreign Nonprofit Corporation
- ☒ Foreign For-Profit Corporation
- ☐ Domestic Limited Liability Company
- ☐ Foreign Limited Liability Company
- ☐ Partnership
- ☐ Domestic Limited Partnership
- ☐ Foreign Limited Partnership
- ☐ Domestic Limited Liability Partnership
- ☐ Foreign Limited Liability Partnership

Effective Date (MM/DD/YYYY) **(Optional)** 10/23/2023 **(The conversion is effective upon the filing of this certificate or on a later date specified in the certificate)**

Name and address of the person or entity that will provide a copy of the declaration of conversion upon written request.

Mark J. Stockslager, CFO
Name

900 Circle 75 Parkway, Suite 690
Mailing Address

City	State	Zip Code
Atlanta	Georgia	30339

Required information that must accompany conversion certificate if box 2 is checked

If the converting entity is a domestic or foreign entity that will not be licensed in Ohio, provide the name and address of the statutory agent upon whom any process, notice or demand may be served.

CT Corporation System
Name of Statutory Agent

4400 Easton Commons Way, Suite 125
Mailing Address

City	State	ZIP Code
Columbus	OH	43219

See instructions for additional filing requirements if
(1) the conversion creates a new domestic entity,
(2) the converted entity is a foreign entity that desires to transact business in Ohio; or
(3) if a domestic corporation or foreign corporation licensed in Ohio is the converting entity.

Form 700 Page 3 of 8 Last Revised: 02/2023

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Must be signed by an [SeeAttached authorized representative.Signature By (if applicable) Robert M. Thornton, Jr. Print Name Signature By (if applicable) Print Name Signature By (if applicable) Print Name

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Mus^besigned by an I _~~| authorized representative.Signature By (if applicable) Robert M. Thornton, Jr. Print Name Signature By (if applicable) Print Name Signature By (if applicable) Print Name

Complete the information in this section. AFFIDAVIT In lieu of dissolution releases from various governmental authorities. SunLink Health Systems, Inc. Name of Corporation The undersigned, being first duly sworn, declares that on the dates indicated below, each of the named state governmental agencies was advised IN WRITING of the scheduled date of filing of the Certificate and was advised IN WRITING of the acknowledgement by the corporation of the applicability of the provisions of section 1701.95 of the ORC. Agency Date Notified AgencyDate Notified Ohio Bureau of Workers’(mm/od/yyyy) Ohio Job & Family Services(mm/dd/yyyy) Compensation10/20/2023 Status and Liability Section10/20/2023 30 W. Spring Street- Data Correspondence Control Columbus, Ohio 43215Fax:614-752-4811 Phone: 614-466-2319 Overnight Address:Regular Address: Only required for domestic for-profit corporationsP.O. Box 182413P.O. Box 182413 Columbus, OH 43218-2413Columbus, OH 43218-2413 AgencyDate NotifiedThe corporation is not required to pay or the Ohio Department of Taxation(MM/dd/yyyy)department of taxation has not assessed any Taxpayer Services/Tax Release Unit10/16/2023personal property tax. P.O. Box 182382-• Columbus, OH 43218-2382 Dissolution@tax.state.oh.us Complete this date notified field only if the corporation is a domestic non-profit corporation or foreign corporation. Note: Domestic for-profit corporations must submit with this filing a Certificate of Tax Clearance issued by the Ohio Department of Taxation. Note: This affidavi^ must be signed by the person executing the certificate or by an officer of the corporation. Signature / Title [chief Financial Officer ——— — Mark J. Stockslager Name 900 Circle 75 Parkway, Suite 690 Mailing Address AtlantaGeorgia30339 CityStateZIP Code State of Georgia County of Cobb Sworn to or affirmed and subscribed before me by Mark J. Stockslager Name of person making oath or affirmation ..., .10/20/2023 NOTARY SEAL on °a*e ——J iMsUinr;! ochlToday’s Date (MM/DD/YYYY) Notary Public’s SignatureZ: / x -EXPIRES *,’ g- i GEORGIA -; = \ « 11-2236525 / $ Expiration Date of Notary’s Commission (MM/DD/YYYY^.f Form 700 ““Page 5 of 802/2023

DOC ID ----> 202329302902

AFFIDAVIT OF PERSONAL PROPERTY

State of: Georgia

County of: Cobb

Mark J. Stockslager
Name of Officer

Chief Financial Officer
Title of Officer

of

SunLink Health Systems, Inc.
Name of Corporation

and that this affidavit is made in compliance with Ohio Revised Code Section 1701.86(H)

That above-named corporation: (Check one (1) of the following)

- [x] Has no personal property in any county in Ohio
- [ ] Is the type required to pay personal property taxes to state authorities only
- [ ] Has personal property in the following county (ies)

County | County | County

Signature [signature] Title Chief Financial Officer

Sworn to or affirmed and subscribed before me by Mark J. Stockslager
Name of person making oath or affirmation

on this date 10/20/2023
Today's Date (MM/DD/YYYY)

NOTARY SEAL

[signature]
Notary Public's Signature

Expiration Date of Notary's Commission (MM/DD/YYYY)

THERESA MOTA
NOTARY
EXPIRES
GEORGIA
11.22.2025
PUBLIC
COBB COUNTY

Form 700 Page 6 of 8 Last Revised: 02/2023

DOC ID ----> 202329302902

Oct 19 2023 2:33PM HP Fax page 1

Ohio | Department of Taxation

PO Box 182382
Columbus, OH 43218-2382
tax.ohio.gov

MARK J. STOCKSLAGER
900 CIRCLE 75 PKWY, STE 690
ATLANTA, GA 30339
USA

October 19, 2023
Contact ID: 8029631597

RE: Certificate of Tax Clearance
Entity Name: SunLink Health Systems Inc
Ohio Charter #: 281540
Certificate Issue Date: 10/19/2023

Up to and including the certificate issue date, all taxes administered by the Tax Commissioner have been filed and paid in full.

This certificate does not preclude the Department from issuing a bill and/or assessment, for any tax returns and/or tax liabilities and fees becoming due, after the certificate issue date. Also, this certificate does not preclude the Department from examining or auditing any period.

This Certificate of Tax Clearance is valid for thirty (30) days after issuance. The Ohio Secretary of State requires it to be submitted with their prescribed forms.

Patricia Harris
Tax Commissioner

If responding to this notice, please use one of the following options:

- **Electronically:** Online Notice Response Service (ONRS) at gateway.ohio.gov or tax.ohio.gov/ONRS
- **Email:** Dissolution@tax.state.oh.us
- **eFax:** 1-206-984-0378
- **Mail:** Ohio Department of Taxation, PO Box 182382, Columbus, OH 43218-2382

Please contact the Department with any questions.

Tax Release Unit
Phone: 1-855-995-4422
TTY/TDD: 1-800-750-0750

TRAT0001 1 of 1 Form Name: Tax Release Notice Response - D5

RECEIVE: NO.5263 10/19/2023/THU 02:11PM SunLink